VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of the 5th day of October, 2005 by and among Centra Software, Inc., a Delaware corporation (the "COMPANY"), and the undersigned holders of common stock of Saba Software, Inc., a Delaware corporation ("PARENT"), $0.001 par value ("PARENT COMMON STOCK"), listed on the Schedule of Stockholders attached hereto as SCHEDULE A (individually referred to herein as a "STOCKHOLDER," and collectively referred to herein as the "STOCKHOLDERS"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

                                    RECITALS

      A. Parent, Spruce Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB 1"), Spruce Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("MERGER SUB 2"), and the Company have concurrently herewith entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which (i) Merger Sub 1 will merge with and into the Company, with the Company as the surviving corporation (the "FIRST STEP MERGER"), and (ii) immediately after the effective time of the First Step Merger, the Company, as a wholly-owned subsidiary of Parent, will be merged with and into Merger Sub 2, with Merger Sub 2 as the surviving company (the "SECOND STEP Merger").

      B. In order to induce the Company to enter into the Merger Agreement, the Company has requested that each of the Stockholders, and each of the Stockholders has agreed to, enter into this Agreement.

      C. Each Stockholder beneficially owns the number of shares of Parent Common Stock and the options to purchase Parent Common Stock set forth opposite such Stockholder's name on SCHEDULE A hereto as of the date hereof, and the Company and each Stockholder wish to bind each Stockholder to vote such number of shares of Parent Common Stock so owned by such Stockholder as contemplated herein.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Agreement, it is hereby agreed as follows:

        1. Agreement to Retain Shares.

                1.1 AGREEMENT TO RETAIN SHARES. Each Stockholder agrees not to transfer (except as may be specifically required by court order, by operation of law or as a distribution to members or partners of such Stockholder (a "PERMITTED Transferee")), sell, exchange, pledge or otherwise dispose of or encumber such Stockholder's Shares (as defined below) or deposit any of such Stockholder's Shares into a voting trust or grant a proxy (except for a Proxy (as defined below)) or to make or accept any offer or other agreement relating thereto, at any time prior to the Expiration Date (as defined below), unless the Permitted Transferee of such Stockholder's Shares agrees in writing to be bound by the terms hereof. Each Stockholder agrees and consents to the entry of stop transfer instructions by Parent consistent with the terms of this Section 1 against the transfer of any of such Stockholder's Shares. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), or (ii) the termination of the Merger Agreement. As used herein, the term "SHARES" shall mean all issued and outstanding shares of Parent Common Stock owned of record or beneficially by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at, the meeting of the stockholders of Parent called for the purpose of voting on matters referred to in section 2.1, or (ii) to take action by written consent of the stockholders of Parent with respect to the matters referred to in Section 2.1; all other securities of Parent (including all options, warrants and other rights to acquire shares of Parent Common Stock) beneficially owned by the Stockholder as of the date of this Agreement; and all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to Section 6 or the record date for the meeting at which the stockholders of Parent are asked to vote upon the approval and adoption of the Merger Agreement and the approval of the First Step Merger. Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or over which Stockholder exercises voting power after the execution of this Agreement and prior to the earlier of termination of this Agreement pursuant to Section 6 or the record date for the meeting at which the stockholders of Parent are asked to vote upon the approval and adoption of the Merger Agreement and the approval of the First Step Merger, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

        2. Voting.

                2.1 AGREEMENT TO VOTE SHARES. Each Stockholder hereby agrees to appear, or cause the holder of record (the "RECORD HOLDER") of any shares of Parent Common Stock included in such Stockholder's Shares on any applicable record date to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of the stockholders of Parent and at any adjournment thereof and on every action or approval by written consent or resolution of the stockholders of Parent for the purpose of voting on the Merger Agreement and the transactions contemplated thereby (a "MEETING"). Prior to the Expiration Date, at every Meeting, each Stockholder shall vote or cause the Record Holder to vote, such Shares:

                     (a) in favor of approval of the First Step Merger and the Merger Agreement and the transactions contemplated thereby, and any matter that could reasonably be expected to facilitate the First Step Merger; and

                     (b) against any action which would, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the First Step Merger or any of the other transactions contemplated by the Merger Agreement.

      Stockholder further agrees not to enter into any agreement or understanding with any person the effect of which would be inconsistent with, or would violate, any provision contained in this Section 2.1.

                2.2 OBLIGATIONS AS DIRECTOR AND/OR OFFICER. If at any time prior to the Expiration Date, a Stockholder (or any affiliate of Stockholder) is a member of the board of directors of Parent ("DIRECTOR") or an officer of Parent ("Officer"), nothing in this Agreement shall be deemed to limit or restrict such Stockholder's ability to act or vote in his or her capacity as a Director or Officer in any manner he or she so chooses, it being agreed and understood that this Agreement shall apply to such Stockholder solely in his or her capacity as a stockholder of Parent and shall not apply to his or her actions, judgments or decisions as a Director or Officer.

        3. IRREVOCABLE PROXY. Promptly after the execution of this Agreement, each Stockholder shall execute and deliver to the Company a duly executed proxy in a form reasonably acceptable to the Company (a "PROXY") with respect to each and every Meeting or action or approval by written consent or resolution of the stockholders of Parent, such Proxy to cover the total number of such Stockholder's Shares held of record at any such meeting or in connection with any such written consent which calls for the vote of the stockholders of Parent to approve the First Step Merger, the Merger Agreement, the transactions contemplated thereby, or any matter that could reasonably be expected to facilitate the First Step Merger.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH STOCKHOLDER. Each Stockholder hereby represents, warrants and covenants to the Company as follows:

                4.1 Stockholder is the beneficial owner of the number of Shares and options to purchase Shares listed opposite his, her or its name on SCHEDULE
A. The number of Shares set forth on SCHEDULE A are the only Shares beneficially owned by Stockholder and, except as set forth on SCHEDULE A, Stockholder holds no options to purchase or rights to subscribe for or otherwise acquire any securities of Parent and has no other interest in or voting rights with respect to any securities of Parent. As of the date hereof, except as set forth on the signature page hereto, (i) such Stockholder's Shares are free and clear of any liens, claims, options, charges or other encumbrances, (ii) none of such Stockholder's Shares are deposited into a voting trust with voting instructions inconsistent with any of the provisions of Section 2; and (iii) other than a Proxy, no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of such Stockholder's Shares that is inconsistent with any of the provisions of Section 2.

                4.2 Stockholder has the legal capacity and absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and a Proxy, and to perform its obligations hereunder and thereunder. This Agreement has been (and a Proxy will be) duly executed and delivered by such Stockholder and constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                4.3 The execution and delivery of this Agreement and a Proxy by such Stockholder do and will not, and the performance of this Agreement and a Proxy by such

Stockholder will not result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (as defined in the Merger Agreement) (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of such Stockholder's Shares pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of his, her or its affiliates or properties is or may be bound or affected.

                4.4 Subject to and without limiting in any respect, Section 2.2, Stockholder shall not advise or counsel or seek to advise or counsel any Person to vote against the First Step Merger, any of the other transactions contemplated by the Merger Agreement, or any matter that could reasonably be expected to facilitate the First Step Merger.

        5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Stockholder as follows:

                5.1 The Company has the legal capacity and absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        7. Miscellaneous.

                7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Stockholder as a stockholder of Parent only with respect to the specific matters set forth herein.

                7.3 AMENDMENT AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                7.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a) If to a Stockholder, at the address set forth below such Stockholder's signature on the signature page hereto with a copy to:

                  Morrison & Foerster LLP
                  755 Page Mill Road
                  Palo Alto, CA  94304-1010
                  Attention:  Paul "Chip" L. Lion III, Esq.
                  Facsimile:  (650) 494-0792

              (b) If to the Company:

                  Centra Software, Inc.
                  430 Bedford St.
                  Lexington, MA  02420
                  Attention:  Melinda Brown, General Counsel
                  Facsimile:  (781) 897-8188

                  with a copy to:

                  Foley Hoag LLP
                  155 Seaport Boulevard
                  Boston, MA 02110
                  Attention:  Robert L. Birnbaum, Esq.
                  Facsimile:  (617) 832-7000

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                7.6 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of laws.

                7.7 ENTIRE AGREEMENT. This Agreement and each Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                7.8 COUNTERPARTS; DELIVERY BY FACSIMILE. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement may be delivered by facsimile.

                7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                7.10 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by each Stockholder and the Company in this Agreement shall survive until, but terminate at, the Expiration Date.

                7.11 WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the First Step Merger or any related transaction that each such Stockholder or any other Person may have by virtue of the ownership of any Shares.

                7.12 NON-EXCLUSIVITY. The rights and remedies of the Company or any Stockholder under this Agreement are not exclusive of or limited by any other rights or remedies which either the Company or any Stockholder may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company and each Stockholder under this Agreement, and the obligations and liabilities of the Company and each Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit the Company's obligations or any Stockholder's obligations, or the rights or remedies of the Company or any Stockholder, under any agreement between the Company and any Stockholder, and nothing in any such agreement shall limit any of the Company's or any Stockholder's obligations, or any of the rights or remedies of the Company or any Stockholder, under this Agreement.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COMPANY

CENTRA SOFTWARE, INC.




By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------


              Signature Page to Parent Stockholder Voting Agreement

STOCKHOLDER

[NAME]




------------------------------
(Signature)


------------------------------
(Print Name)


------------------------------
(Print Address)


------------------------------
(Print Address)


------------------------------
(Print Telephone Number)


------------------------------
(Print Facsimile Number)


------------------------------
(Social Security or Tax I.D. Number)

NUMBER OF SHARES OF PARENT BENEFICIALLY OWNED BY STOCKHOLDER ON THE DATE OF THIS
AGREEMENT:

Common Stock:                 _________ shares of Parent Common Stock

Stock Options:                _________
pa-1008539

                                   SCHEDULE A

                            SCHEDULE OF STOCKHOLDERS



NAME OF STOCKHOLDER                       SHARES OF COMMON STOCK   STOCK OPTIONS

Bobby Yazdani                             1,586,697                     215,000

Pequot Private Equity Fund III, L.P.      2,344,063                           0
Pequot Offshore Private Equity
Partners III, L.P.                          330,437                           0

Sequoia Capital IX                          217,180                           0
Sequoia Capital IX Principals Fund           40,087                           0
Sequoia Capital Entrepreneurs Annex Fund     33,430                           0
Sequoia Capital Franchise Fund              767,441                           0
Sequoia Capital Franchise Partners          104,651                           0
